                                                                      EXHIBIT 23





                         CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" in the Pre-Effective Amendment Number 1 to the Registration Statement (Form S-2) and related Prospectus of Midwest Medical Insurance Holding Company and Subsidiaries and to the incorporation by reference therein of our report dated February 1, 2000, with respect to the consolidated financial statements and schedules of Midwest Medical Insurance Holding Company and Subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.




                                                           /s/ Ernst & Young LLP




Minneapolis, Minnesota
July 17, 2000